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                                                                     EXHIBIT 5.1

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

      THIS AGREEMENT is made as of December 10, 2004 by EMS Technologies Canada, Ltd. ("EMS Canada") in favour of Bank of America, National Association (Canada branch), as Canadian collateral agent for the Lenders in connection with the Credit Agreement as defined below (the "the Secured Party").

      WHEREAS EMS Canada has entered into a credit agreement made as of December 10, 2004 with Bank of America, National Association (Canada branch) (in its capacity as Canadian administrative agent and funding agent for the Lenders), the lenders party thereto from time to time (the "Lenders") and EMS Technologies, Inc. (as amended, supplemented, restated or replaced from time to time, the "Credit Agreement");

      AND WHEREAS EMS Canada has agreed to grant to the Secured Party a security interest in EMS Canada's intellectual property and other related assets by entering into this agreement (as amended, supplemented, restated or replaced from time to time, this "Security Agreement");

      NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), EMS Canada covenants, acknowledges, represents and warrants as follows:

1.    INTERPRETATION

            Capitalized terms used but not defined in this Security Agreement shall have the meanings set out in the Credit Agreement. In this Security
Agreement:

      "COLLATERAL" means all Intellectual Property and all Records with respect thereto and the Proceeds thereof, wherever located, and any item or part thereof;

      "CONFIDENTIAL INFORMATION" means trade secrets, confidential information and confidential know-how which EMS Canada now or hereafter owns or in which EMS Canada now or hereafter has an interest. Confidential Information includes, without limitation, the following:

            (i)   all unpatented inventions;

            (ii)  all customer and supplier lists;

            (iii) all unpublished studies and data, prototypes, drawings, design and construction specifications and production, operating and quality control manuals;

            (iv)  all marketing strategies and business plans;

            (v)   all current or proposed business opportunities; and

            (vi) all documents, materials and media embodying other items of Confidential Information;

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      "COPYRIGHTS" means all copyrights that EMS Canada now or hereafter owns or in which EMS Canada now or hereafter has an interest including, without limitation, all copyrights in the works listed on Schedule "A". Copyrights include, without limitation, all registrations and applications that have been or shall be made or filed in the Canadian Copyright Office or any similar office in any country in the world and all records thereof and all reissues, extensions or renewals thereof.

      "DESIGNS" means all industrial designs, design patents and other designs that EMS Canada now or hereafter owns or in which EMS Canada now or hereafter has an interest including, without limitation, all industrial designs, design patents and other designs listed on Schedule "B". Designs include, without limitation, all registrations and applications that have been or shall be made or filed in the Canadian Industrial Design Office or any similar office in any country in the world and all records thereof and all reissues, extensions or renewals thereof.

      "INTELLECTUAL PROPERTY" means Confidential Information, Copyrights, Designs, Licence Agreements, Patents, Software and Trade-marks;

      "LICENCE AGREEMENTS" means the Licensor Licence Agreements and the Licensee Licence Agreements;

      "LICENSEE LICENCE AGREEMENTS" means all agreements under which EMS Canada has obtained or hereafter obtains rights or an option to acquire rights to use any intellectual property owned by a third party including, without limitation, those agreements listed on Schedule "C";

      "LICENSOR LICENCE AGREEMENTS" means all agreements under which EMS Canada has granted or hereafter grants to a Person rights or an option to acquire rights to use any Intellectual Property including, without limitation, those agreements listed on Schedule "D";

      "MATERIAL INTELLECTUAL PROPERTY" means the Intellectual Property the absence or loss of use which could reasonably be expected to have a Material Adverse Effect.

      "OBLIGATIONS" has the meaning assigned in the Credit Agreement;

      "PATENTS" means all letters patent of invention and all applications for letters patent, renewals, reissues, extensions, divisions, continuations and continuations-in-part thereof which EMS Canada now or hereafter owns or in which EMS Canada now or hereafter has an interest including, without limitation, all letters patent, applications, renewals, reissues, extensions, divisions, continuations and continuations-in-part thereof listed on Schedule "E". Patents include, without limitation, all registrations and applications that have been or shall be made or filed in the Canadian Patent Office or any similar office in any country in the world and all records thereof and all reissues, extensions or renewals thereof.

      "PERSON" is to be broadly interpreted and shall include an individual, a corporation, a limited liability company, an unlimited liability company, a partnership, a trust, an incorporated organization, a joint venture, the government of a country or any political

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      subdivision of a country, or an agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity;

      "PPSA" means the Personal Property Security Act of the Province of
      Ontario;

      "PROCEEDS" means all fixtures, accounts, chattel paper, documents of title, instruments, money, securities, proceeds, earnings, income, royalties, rents, issues, profits and personal property in any form derived directly or indirectly from any dealing with or use of any item or part of the Collateral, or that indemnifies or compensates for such property destroyed, damaged, infringed upon or used without authorization and proceeds of Proceeds whether or not of the same type, class or kind as the original Proceeds, and any item or part thereof;

      "RECORDS" means:

            (i) all copies and representations of Intellectual Property in any form now known or in the future developed or discovered including, without limitation, those on paper, magnetic and optical media, and all working papers, notes, charts, drawings, materials and diagrams created in the process of developing the Intellectual Property;

            (ii) all books, accounts, invoices, letters, papers, security certificates, documents and other records in any form evidencing or relating in any way to the Collateral;

            (iii) all contracts, securities, instruments and other rights and benefits in respect of the Collateral; and

            (iv)   any item or part of any of the preceding;

      "SCHEDULE" means any schedule attached to this Security Agreement and all such schedules shall form part of this Security Agreement.

      "SECURITY INTEREST" has the meaning set forth in Section 2(a) hereof;

      "SOFTWARE" means all computer programs and databases in whatever form and on whatever medium those programs or databases are expressed, fixed, embodied or stored from time to time, and the copyright therein which EMS Canada now or hereafter owns or in which EMS Canada now or hereafter has an interest in, including, without limitation, those listed on Schedule "F". Software includes both the object code and source code versions of each such program and all corrections, updates, enhancements, translations, modifications, adaptations and new versions thereof together with both the media upon or in which such software and databases are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips) and all flow charts, manuals, instructions, documentation and other material relating thereto; and

      "TRADE-MARKS" means all trade-marks that EMS Canada now or hereafter owns or in which EMS Canada now or hereafter has an interest, including, without limitation, those listed on Schedule "G". Trade-marks include, without limitation, the following:

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            (v)    trade-marks, both registered and unregistered;

            (vi) designs, logos, indicia, trade-names, corporate names, company names, business names, trade styles and other source or business identifiers;

            (vii)  fictitious characters; and

            (viii) all registrations and applications that have been or shall be made or filed in the Canadian Trade-marks Office or any similar office in any country in the world and all records thereof and all reissues, extensions, or renewals thereof.

Words and phrases defined in the PPSA and used without initial capitals in this Security Agreement and the terms "instrument" and "chattel paper" have the meanings assigned to them in the PPSA, unless the context otherwise requires.

2.    GRANT OF SECURITY INTEREST

      (a) As general and continuing security for the due payment and performance of all Obligations, EMS Canada grants to the Secured Party, by way of charge, a security interest (the "Security Interest") in the Collateral;

      (b) the last day of the term of each licence granted to EMS Canada pursuant to the Licensee Licence Agreements shall be excepted from the Security Interest and shall not form part of the Collateral. EMS Canada shall stand possessed of that day in trust to assign and dispose of it as the Secured Party directs; and

      (c) if the granting of the Security Interest would result in a default under any contract forming part of the Collateral, then the attachment of the Security Interest to such contract shall be postponed until the earlier of (a) such time as EMS Canada is able to obtain, using reasonable efforts, the consent of the other parties to such contract to the granting of the Security Interest and (b) the occurrence of a default, under such contract and until the earlier of (a) and (b) EMS Canada shall stand possessed of such contract and shall hold it in trust to assign the same or dispose of the same to any person as requested by the Secured Party. In order that the full value of all such contracts may be realized for the benefit of the Secured Party, EMS Canada shall at its expense and at the request of the Secured Party from time to time, take all such action and do or cause to be done all such things as shall, in the reasonable opinion of the Secured Party, be necessary or proper in order that all such contracts shall enure to the benefit of the Secured Party.

3.    REPRESENTATIONS AND WARRANTIES

            EMS Canada represents and warrants to and in favour of the Secured Party as follows:

      (a) to the extent that any of the Schedules have been completed, they contain complete and accurate lists of the Material Intellectual Property of the type described in the applicable Schedule;

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      (b)   all applications, registrations and grants for any of the Material
            Intellectual Property, including as identified in the Schedules, are subsisting and are in good standing, and all required filings with any governmental intellectual property office have been made and all required filing, registration, maintenance and other fees have been paid and, to the knowledge of EMS Canada, all applications and registrations and grants of any of the Material Intellectual Property are valid;

      (c) to the knowledge of EMS Canada, the use of any of the Material Intellectual Property by EMS Canada does not contravene any law or violate or infringe upon the rights of any Person, and no such claim has been made, except for those Trade-marks identified by an asterisk in Schedule "G", which are subject to opposition proceedings pursuant to the Trade-marks Act;

      (d) except for rights granted under Licensor Licence Agreements, rights retained by any licensor under Licensee Licence Agreements, Liens granted to the Secured Party and Permitted Encumbrances, EMS Canada is the sole legal and beneficial owner of the Material Intellectual Property free and clear of all Encumbrances.

The Secured Party has relied upon each such representation and warranty notwithstanding any investigation the Secured Party may have made.

4.    COVENANTS

      (a) EMS Canada shall use the Collateral and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral, provided that it is acknowledged and agreed that EMS Canada is under no obligation to use or continue to use any Material Intellectual Property if it determines that such Material Intellectual Property is no longer commercially beneficial in the normal conduct of its business;

      (b) to the extent it is commercially reasonable, EMS Canada shall duly comply with all requirements of any governmental authority applicable to any Collateral or its use and with all covenants, terms or conditions upon which any Collateral is held or used;

      (c) EMS Canada shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, transfers, assignments, agreements and assurances as the Secured Party may reasonably require in order to give effect to the provisions of this Security Agreement;

      (d)   EMS Canada shall notify the Secured Party in writing:

            (i) forthwith of any loss of or damage to any Material Intellectual Property or to any Collateral that could reasonably be expected to have a Material Adverse Effect;

            (ii) forthwith of the failure of any account debtor or licensee to pay any amount or perform any obligations due to EMS Canada in respect of the

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                  Collateral, provided such failure could reasonably be expected to have a Material Adverse Effect;

            (iii) forthwith of any action or proceeding, including, without limitation, any proceeding before any court, administrative board or other tribunal, which, if determined adversely to it, could reasonably be expected to have a Material Adverse Effect on the financial condition of EMS Canada, any Collateral or EMS Canada's rights in any Collateral; and

            (iv) on December 10th each year and provide updated versions of the Schedules, including all changes to the Material Intellectual Property and License Agreements, including additional Material Intellectual Property in which EMS Canada thereafter has rights;

      (e)   EMS Canada shall:

            (i) protect, defend and maintain the ownership, validity and enforceability of the Material Intellectual Property, provided that it is acknowledged and agreed that it is under no obligation to use or continue to use any Material Intellectual Property if it determines that such Material Intellectual Property is no longer commercially beneficial in the normal conduct of its business, or to pursue infringers or violators of the Intellectual Property if in its reasonable judgment it would not be commercially prudent to do so and the ownership, validity and enforceability of the Material Intellectual Property is not otherwise at risk;

            (ii) in accordance with its prudent business judgment, apply to register (to the extent registrable) with the Canadian Intellectual Property Office any unregistered Material Intellectual Property and any additional Material Intellectual Property developed or acquired by it from time to time;

            (iii) cause Persons who have access to the Confidential Information to enter into non-disclosure agreements in a form acceptable to the Secured Party, acting reasonably;

            (iv) ensure that Licence Agreements executed by EMS Canada adequately protect, in its reasonable business judgment, EMS Canada's rights in the subject Intellectual Property;

            (v)   perform its obligations under Licence Agreements;

            (vi) commence and prosecute, at its own expense, such suits, proceedings or other actions for infringement, passing off, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Collateral;

            (vii) diligently, at its own expense, enforce its rights under any agreements which, in its reasonable business judgment, enhance the value of and/or protect the Collateral;

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      (f)   EMS Canada shall, on request from the Secured Party, put all source code for the Software owned by it in escrow with an escrow agent acceptable to the Secured Party under a software escrow agreement acceptable to the Secured Party acting reasonably;

      (g) EMS Canada shall not, without the prior written consent of the Secured Party, enter into any further material Licence Agreements except in the ordinary course of business or if the entering into of such Licence Agreement by EMS Canada would not reasonably be expected to have a Material Adverse Effect; and

      (h) EMS Canada appoints any officer or director or branch manager of the Secured Party to be its attorney in accordance with the Powers of Attorneys Act (Ontario) with full power of substitution and to do on EMS Canada's behalf anything that EMS Canada can lawfully do by an attorney to register and otherwise perfect the Security Interest in the Collateral and, after default (as that term is defined in Section 6 below), to preserve and protect the Collateral and to carry out EMS Canada's obligations under this Security Agreement. This power of attorney is coupled with an interest and is irrevocable until the release or discharge of the Security Interest.

5.    INDEMNITY

      (a) EMS Canada agrees to indemnify, reimburse and hold the Secured Party and the Lenders, and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section referred to individually as an "Indemnitee," and, collectively, as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Documents or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), including the violation by EMS Canada of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), claim that the Intellectual Property infringes or violates any third party rights, or contract claim; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (ii) result from a claim brought by EMS

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            Canada against an Indemnitee for a material breach of such
            Indemnitee's obligations hereunder, if EMS Canada has obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction. EMS Canada agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, EMS Canada shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its commercially reasonable efforts to promptly notify EMS Canada of any such assertion of which such Indemnitee has knowledge.

      (b) Without limiting the application of subsection (a) above, EMS Canada agrees to pay, or reimburse the Secured Party for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Secured Party's security interest in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

      (c) Without limiting the application of subsections (a) or (b) above, the EMS Canada agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by EMS Canada in this Agreement, any other Loan Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Loan Document.

      (d) If and to the extent that the obligations of EMS Canada under this Section are unenforceable for any reason, EMS Canada hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. This
            Section 5 shall survive the termination of this Agreement.

6.    DEFAULT

            The happening of an Event of Default, as defined in the Credit Agreement, shall constitute a default hereunder and shall be referred to hereafter as a "default".

7.    REMEDIES

      (a) On or after the occurrence and during the continuance of any Event of Default, (i) any or all of the Obligations will at the option of the Secured Party become immediately due and payable or be subject to immediate performance, as the case may be, without presentment, protest or notice of dishonour, all of which are expressly waived;
            (ii) the obligation, if any, of the Secured Party to extend further

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            credit to EMS Canada will cease; (iii) any or all security granted hereby will, at the option of the Secured Party, become immediately enforceable; and (iv) in addition to any right or remedy provided by law, the Secured Party will have the rights and remedies set out below, all of which rights and remedies will be enforceable successively, concurrently or both:

            (i) the Secured Party may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the "Receiver") of the Collateral (which term when used in this Section 7(a)(i) will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term "Secured Party" when used in this Section 7(a)(i) will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Secured Party will not be in any way responsible for any misconduct or negligence of any such Receiver;

            (ii) the Secured Party may take possession of the Collateral and require EMS Canada to assemble the Collateral and deliver or make the Collateral available to the Secured Party at such place or places as may be specified by the Secured Party acting reasonably;

            (iii) the Secured Party may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

            (iv) the Secured Party may carry on or concur in the carrying on of all or any part of the business of EMS Canada;

            (v) the Secured Party may enforce any rights of EMS Canada in respect of the Collateral by any manner permitted by law;

            (vi) the Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Secured Party may determine and without notice to EMS Canada unless required by law;

            (vii) the Secured Party may accept the Collateral in satisfaction of the Obligations upon notice to EMS Canada of its intention to do so in the manner required by law;

            (viii) subject to Applicable Law, the Secured Party may, for any purpose specified herein, borrow money on the security of the Collateral in priority to the security interest, assignment and mortgage and charge granted by this Security Agreement;

            (ix) the Secured Party may enter upon, occupy and use all or any of the premises, buildings and plants occupied by EMS Canada and use all or any of the equipment and other personal property of EMS Canada for such time as the Secured Party requires to facilitate the realization of the

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                   Collateral, free of charge, and the Secured Party will not be liable to EMS Canada for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions;

            (x) the Secured Party may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Secured Party hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Secured Party deems reasonable, will be added to and form part of the Obligations hereby secured; and

            (xi) the Secured Party may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations hereby secured.

      (b) The Secured Party may (i) grant extensions of time, (ii) take and perfect or abstain from taking and perfecting security, (iii) give up securities, (iv) accept compositions or compromises, (v) grant releases and discharges, and (vi) release any part of the Collateral or otherwise deal with EMS Canada, debtors of EMS Canada, sureties and others and with the Collateral and other security as the Secured Party sees fit without prejudice to the liability of EMS Canada to the Secured Party or the Secured Party's rights hereunder.

      (c) The Secured Party will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Secured Party, EMS Canada or any other person, in respect of the Collateral.

      (d) The Secured Party may apply any proceeds of realization of the Collateral to payment of expenses in connection with the preservation and realization of the Collateral as above described and the Secured Party may apply any balance of such proceeds to payment of the Obligations in such order as the Secured Party sees fit. If there is any surplus remaining, the Secured Party may pay it to any person having a claim thereto in priority to EMS Canada of whom the Secured Party has knowledge and any balance remaining must be paid to EMS Canada. If the disposition of the Collateral fails to satisfy the Obligations secured by this Security Agreement and the aforesaid expenses, EMS Canada will be liable to pay any deficiency to the Secured Party forthwith on demand.

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8.    EMS CANADA REMAINS LIABLE

      (a) EMS Canada shall perform all of its duties and obligations under all License Agreements unless EMS Canada not doing so would not reasonably be expected to have a Material Adverse Effect.

      (b) In no event shall the Secured Party have any obligation or liability under the Licence Agreements by reason of this Security Agreement, nor shall the Secured Party be obliged to perform any of the obligations or duties of EMS Canada thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The rights and powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

9.    MISCELLANEOUS

      (a) No delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, the Secured Party may remedy any default by EMS Canada hereunder or with respect to any Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by EMS Canada. All rights and remedies of the Secured Party granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination;

      (b) the headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement;

      (c) when the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation;

      (d) the Security Interest created hereby is intended to attach when this Security Agreement is signed by EMS Canada and delivered to the Secured Party;

      (e) the Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with EMS Canada, debtors of EMS Canada, sureties and others and with Collateral and other security as the Secured Party may see fit without prejudice to the liability of EMS Canada or the Secured Party's right to hold and realize the Security Interest. Furthermore, the Secured Party may demand, collect and sue on Collateral in either EMS Canada's or the Secured Party's name, at the Secured Party's option, and may endorse EMS Canada's name on any and all cheques, commercial paper and any other Instruments pertaining to or constituting Collateral;

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                                     - 12 -

      (f) notice to be given under this Security Agreement shall be given and received in accordance with the Credit Agreement;

      (g) this Security Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and each of the parties irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario;

      (h) EMS Canada hereby acknowledges receipt of a copy of this Security Agreement;

      (i) any provision of this Security Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction;

      (j) EMS Canada hereby acknowledges that the Secured Party may record a confirmation of this Security Agreement, in the form attached hereto as Schedule "H" (the "Confirmation of Security Agreement"), including, without limitation, in any government offices in any jurisdiction worldwide, and in such event it will be available to the public for inspection. EMS Canada shall cooperate with and assist the Secured Party, as requested by the Secured Party, with respect to any recordal of or relating to the Confirmation of Security Agreement, which the Secured Party deems appropriate; and

      (k) This Agreement has been entered into pursuant to the provisions of the Credit Agreement and is subject to all the terms and conditions thereof and, if there is any conflict or inconsistency between the provisions of this Agreement and the provisions of the Credit Agreement, the rights and obligations of the parties will be governed by the provisions of the Credit Agreement.

IN WITNESS WHEREOF EMS Canada has executed this Security Agreement as of the date first above referenced.

                                               EMS TECHNOLOGIES CANADA, LTD.

                                               By: __________________________
                                                   Name:
                                                   Title:

                                               By: __________________________
                                                   Name:
                                                   Title:

                                  SCHEDULE "A"

                                   COPYRIGHTS

                                  SCHEDULE `B'

                                     DESIGNS

                                   APPLICATION
DESIGN          STATUS               NO./DATE       REGISTRATION NO./DATE
------          ------             -----------      ---------------------
------          ------             -----------      ---------------------

                                  SCHEDULE "C"

                           LICENSEE LICENCE AGREEMENTS

                                  SCHEDULE "D"

                           LICENSOR LICENCE AGREEMENTS

                                  SCHEDULE `E'

                                     PATENTS

                                  SCHEDULE "F"

                                    SOFTWARE

                                  SCHEDULE "G"

                                   TRADE-MARKS

       TRADE-MARK
(* INDICATES OPPOSITION)       STATUS           APPLICATION NO./DATE         REGISTRATION NO./DATE
------------------------       ------           --------------------         ----------------------
------------------------       ------           --------------------         ----------------------
------------------------       ------           --------------------         ----------------------

                                  SCHEDULE "H"

                       CONFIRMATION OF SECURITY AGREEMENT

BACKGROUND:

(A) EMS TECHNOLOGIES CANADA, LTD., of -, a corporation existing under the laws of the Province of - (the "BORROWER"), is the owner of (i) the trade-marks, registrations and applications for trade-marks set forth in Schedule "A", the underlying goodwill associated with the business in association with which such trade-marks are used (collectively, the "TRADE-MARKS") and (ii) the inventions, patent applications and patents in relation thereto set forth in Schedule "B" (collectively, the "PATENTS");

(B) Pursuant to a Credit Agreement, dated as of -, 2004, (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), amongst the Borrower and the Bank of America, National Association (Canada branch), in its capacity as Canadian administrative agent and funding agent for the Lenders) (the "SECURED PARTY"), the lenders party thereto from time to time (the "Lenders") and EMS Technologies, Inc., the Secured Party has agreed to make available to or for the account of the Borrower certain financial accommodations as specified therein.

(C) In accordance with its obligations under the Credit Agreement, the Borrower entered into an Intellectual Property Security Agreement, dated -, 2004 (the "IP SECURITY AGREEMENT") pursuant to which the Borrower granted a security interest in and to, inter alia, the Trademarks and Patents to the Secured Party in order to secure the payment and performance of its Obligations described therein.

      NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby confirms the grant under the IP Security Agreement to the Secured Party of the security interest in and to the Trademarks and Patents.

      DATED at _______________________ this _______ day of December, 2004.

                            [SIGNATURE PAGE FOLLOWS]

                                               EMS TECHNOLOGIES CANADA, LTD.

                                               By: _____________________________
                                                   Name:
                                                   Title:

                                               By: _____________________________
                                                   Name:
                                                   Title: